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INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the registration statement on Form S-3 of DAOU Systems, Inc. of our report dated February 13, 1998 on the financial statements of Sentient Systems, Inc., appearing in the Annual Report on Form 10-K of DAOU Systems, Inc. for the year ended
December 31, 1998.







/s/ Deloitte & Touche LLP

McLean, Virginia
September 10, 1999